Exhibit 1.1

Phillips 66 Partners LP

Common Units Representing Limited Partner Interests
Having an Aggregate Offering Price of up to $250,000,000

EQUITY DISTRIBUTION AGREEMENT

February 26, 2018

The Managers listed on Schedule A hereto

c/o RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

Ladies and Gentlemen:

Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”), and Phillips 66 Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner” and together with the Partnership, the “Partnership Parties”), confirm this agreement (this “Agreement”) with each of the Managers listed on Schedule A (each, a “Manager”, and collectively, the “Managers”) as follows:

SECTION 1: Description of Units. The Partnership may, from time to time during the term of this Agreement, issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate offering price of up to $250,000,000 (the “Units”), on the terms and subject to the conditions set forth herein. The Partnership agrees that, whenever the Partnership determines to sell Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3 hereof.

The Partnership has filed not earlier than three years prior to the date hereof (the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement (File No. 333-222178) on Form S-3, including a Base Prospectus (as defined below), which specifically relates to Common Units which may be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Partnership has prepared a Prospectus Supplement (as defined below) to the Base Prospectus which specifically relates to the Units. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such document (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

SECTION 2: Representations and Warranties of the Partnership Parties. The Partnership and General Partner, as applicable, jointly and severally represent and warrant to, and agree with, each Manager on and as of (i) the Execution Time, (ii) each date on which the Partnership executes and delivers a Terms Agreement, (iii) the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), (iv) each Settlement Date (as defined in Section 3(a)(vi)) and (v) each Bring-Down Delivery Date (as defined in Section 4(m)) (each such dated listed in (i) through (v), a “Representation Date”), that:

(a)               Registration. The Partnership satisfies the conditions for the use of Form S-3 in connection with the offer and sale of the Units as contemplated hereby; the Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. The Registration Statement, at the Execution Time, at each other Representation Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x). Copies of such Registration Statement and each of the amendments thereto have been delivered by the Partnership to the Managers.

(b)               No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act are pending before or, to the knowledge of the Partnership Parties, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

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(c)               Registration Statement and Prospectus Conform to the Requirements of the Act. On the date hereof, the Registration Statement conformed, and, as then amended or supplemented, as of each other Representation Date will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed in accordance with Rule 424(b) and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Act and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Partnership has advised you, prior to the Execution Time, will be included or made therein.

(d)               Permitted Free Writing Prospectuses Conform to the Requirements of the Act. Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Partnership has complied with all prospectus delivery and filing requirements applicable to each such Permitted Free Writing Prospectus pursuant to the Act. The Partnership has not made any offer relating to the Units that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Managers. The Partnership has retained, in accordance with the Act, all Permitted Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Act.

(e)               No Material Misstatements or Omissions. As of its date the Registration Statement did not, and as of each Representation Date, does not and will not, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date the Prospectus does not, and as of each Representation Date, does not and will not, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, identified on Schedule B hereto, as of its date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus listed on Schedule B, if any, hereto does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(e) do not apply to statements or omissions in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager expressly for use therein, it being understood and agreed that the only such information furnished consists of the information described as such in Section 7(b) hereof.

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(f)                Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)               Forward-Looking Statements and Supporting Information. Each of the statements made by the Partnership in or incorporated by reference in the Registration Statement and the Prospectus within the coverage of Rule 175(b) under the Act was made or will be made with a reasonable basis and in good faith.

(h)               Formation and Qualification. Each of the Partnership, the General Partner, Phillips 66 Partners Holdings LLC, a Delaware limited liability company (“Holdings”), Phillips 66 Carrier LLC, a Delaware limited liability company (“Carrier”), Phillips 66 Sweeny Frac LLC, a Delaware limited liability company (“Sweeny Frac”), Phillips 66 Sand Hills LLC, a Delaware limited liability company (“Sand Hills Holdco”), Phillips 66 Southern Hills LLC, a Delaware limited liability company (“Southern Hills Holdco”), Merey Sweeny, L.P., a Delaware limited partnership (“MSLP”), Sweeny Coker, L.L.C., a Delaware limited liability company (“Sweeny Coker LLC”), and Phillips 66 DAPL Holdings LLC, a Delaware limited liability company (“DAPL Holdings” and, together with the Partnership, the General Partner, Holdings, Carrier, Sweeny Frac, Sand Hills Holdco, MSLP and Sweeny Coker LLC, the “PSXP Parties”) has been duly formed and is validly existing and is in good standing as a limited partnership or limited liability company, as applicable, under the laws of its respective jurisdiction of formation with full limited partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in all material respects as described in or incorporated by reference in the Registration Statement and the Prospectus. Each of the PSXP Parties is duly qualified to transact business as a foreign limited partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the PSXP Parties taken as a whole (a “Material Adverse Effect”).

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(i)                 Power and Authority. Each of the Partnership Parties has all requisite limited partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 6, 2017, between the General Partner and Phillips 66 Company, a Delaware corporation (“P66 Company”) (as subsequently amended from time to time, the “Partnership Agreement”). All limited partnership, limited liability company or other action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement has been validly taken.

(j)                 Units. The Units to be issued and sold by the Partnership hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)) and will conform in all material respects to the description of the Common Units in the Registration Statement and the Prospectus; and except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Common Units or other equity security in the Partnership, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity security of the Partnership or any such convertible or exchangeable securities, rights, warrants or options.

(k)               Outstanding Partnership Equity. As of the Execution Date, the issued and outstanding limited partner interests of the Partnership consist of 121,571,959 Common Units, 13,819,791 Series A Preferred Units (as defined in the Partnership Agreement, and herein referred to as the “Preferred Units”) and the Incentive Distribution Rights (as defined in the Partnership Agreement, and herein referred to as “IDRs”). All such Common Units and the limited partner interests represented thereby, the Preferred Units and the IDRs have been duly authorized and validly issued in accordance with the Partnership Agreement, and have been fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(l)                 Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

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(m)             General Partner. The General Partner has full power and authority to act as general partner of the Partnership as described in the Registration Statement and the Prospectus; the General Partner is the sole general partner of the Partnership and, except as provided in an amendment or supplement to, or otherwise incorporated by reference into, the Registration Statement and the Prospectus after the Execution Time, owns (1) 2,480,051 general partner units representing a 2% general partner interest in the Partnership (the “GP Units”) and (2) 100% of the IDRs; the GP Units have been duly authorized and validly issued in accordance with the Partnership Agreement; and have been fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the GP Units and IDRs free and clear of all liens (and together with all encumbrances, security interests, charges or other claims, “Liens”) (except for restrictions on transferability as described in or incorporated by reference in the Registration Statement and the Prospectus).

(n)               Equity of the PSXP Parties held by Phillips PDI. Except as provided in an amendment or supplement to, or otherwise incorporated by reference into, the Registration Statement and the Prospectus after the Execution Time, Phillips 66 Project Development Inc., a Delaware corporation (“Phillips PDI”), owns (1) 68,760,137 Common Units (the “Sponsor Units”); and (2) all of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Execution Time and each such time this representation is repeated or deemed to be made pursuant to this Agreement, the “GP LLC Agreement”) and have been fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and in each case Phillips PDI owns the Sponsor Units and the limited liability company interests in the General Partner free and clear of all Liens (except for restrictions on transferability as described in or incorporated by reference in the Registration Statement and the Prospectus or in the GP LLC Agreement, as applicable).

(o)               Equity Interests held by the Partnership. Except as provided in an amendment or supplement to, or otherwise incorporated by reference into, the Registration Statement and the Prospectus after the Execution Time, the Partnership owns all of (i) the limited liability company interests in Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Holdings (as the same may be amended or restated at or prior to the Execution Time and each such time this representation is repeated or deemed to be made pursuant to this Agreement, the “Holdings LLC Agreement”), and are fully paid (to the extent required by the Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and (ii) the outstanding shares of common stock of Phillips 66 Partners Finance Corporation, a Delaware corporation (“Finance Corp.”); such shares have been duly authorized and validly issued in accordance with the organizational documents of Finance Corp. (as the same may be amended or restated at or prior to the Execution Time and each such time this representation is repeated or deemed to be made pursuant to this Agreement, the “Finance Corp. Governing Documents”), and are fully paid (to the extent required by the Finance Corp. Governing Documents) and nonassessable; and the Partnership owns such limited liability company interests and shares, as applicable, free and clear of all Liens except (1) with respect to the limited liability company interest in Holdings, restrictions on transferability in the Holdings LLC Agreement, (2) with respect to the shares of capital stock in Finance Corp., restrictions on transferability in the Finance Corp. Governing Documents or (3) as described in or incorporated by reference in the Registration Statement and the Prospectus.

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(p)               Equity Interests held by Holdings. Except as provided in an amendment or supplement to, or otherwise incorporated by reference into, the Registration Statement and the Prospectus after the Execution Time, Holdings owns (i) all of the limited liability company interests in Carrier, Sweeny Frac, Sand Hills Holdco, Southern Hills Holdco, Sweeny Coker LLC, Blue Buttes Connector LLC (“Blue Buttes”), a 100% equity interest in Phillips 66 ETCO Holdings LLC, a Delaware limited liability company (“ETCO Holdings”) and DAPL Holdings; (ii) 99% of the limited liability company interests in Phillips 66 LCR Isomerization LLC (“P66 LCR Isomerization”); (iii) 70% of the limited liability company interests in Phillips 66 Partners Terminal LLC (“Phillips Terminal”), (iv) 50% of the limited liability company interests in Paradigm Pipeline LLC (“Paradigm”), (v) 50% of the limited liability company interests in STACK Pipeline LLC (“STACK”), (vi) 40% of the limited liability company interests in Bayou Bridge Pipeline, LLC (“Bayou Bridge”), (vii) indirectly, through Sand Hills Holdco, a 33.335% equity interest in DCP Sand Hills Pipeline LLC (“Sand Hills”), (viii) indirectly, through Southern Hills Holdco, a 33.335% equity interest in DCP Southern Hills Pipeline LLC (“Southern Hills”), (ix) an approximate 21.94% equity interest in Explorer Pipeline Company (“Explorer”), (x) 100% of the limited partner interests and, indirectly through Sweeny Coker LLC, 100% of the general partner interests, in MSLP, (xi) indirectly, through ETCO Holdings, a 25% equity interest in Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company (“ETCO”), and (xii) indirectly, through DAPL Holdings, a 25% equity interest in Dakota Access, LLC, a Delaware limited liability company (“Dakota Access”); such equity interests have been duly authorized and validly issued in accordance with the governing documents of each of Carrier, Sweeny Frac, Sand Hills Holdco, Southern Hills Holdco, Sweeny Coker LLC, Blue Buttes, ETCO Holdings, DAPL Holdings, P66 LCR Isomerization, Phillips Terminal, Paradigm, STACK, Bayou Bridge, Sand Hills, Southern Hills, Explorer, MSLP, ETCO and Dakota Access, as applicable (as the same may be amended or restated at or prior to the Execution Time and each such time this representation is repeated or deemed to be made pursuant to this Agreement, the “Corporate Governance Documents”), and are fully paid (to the extent required by the Corporate Governance Documents, as applicable) and, other than with respect to the general partner interests in MSLP, nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Holdings owns such equity interests in each of Carrier, Sweeny Frac, Sand Hills Holdco, Southern Hills Holdco, Sweeny Coker LLC, Blue Buttes, ETCO Holdings, DAPL Holdings, P66 LCR Isomerization, Phillips Terminal, Paradigm, STACK, Bayou Bridge, Sand Hills, Southern Hills, Explorer, MSLP, ETCO and Dakota Access free and clear of all Liens except (1) restrictions on transferability in the Corporate Governance Documents, as applicable, or (2) as described in or incorporated by reference in the Registration Statement and the Prospectus.

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(q)               Ownership of Securities. Other than (i) the General Partner’s ownership of the GP Units and the IDRs; (ii) the Partnership’s ownership, directly or indirectly, as applicable, of (1) all of the limited liability company interests, partnership interests or capital stock, as applicable, in Holdings, Carrier, Finance Corp., Sweeny Frac, Sand Hills Holdco, Southern Hills Holdco, Sweeny Coker LLC, Blue Buttes, MSLP, ETCO Holdings and DAPL Holdings, (2) 99% of the limited liability company interests in P66 LCR Isomerization, (3) 70% of the limited liability company interests in Phillips Terminal, (4) 50% of the limited liability company interests in Paradigm, (5) 50% of the limited liability company interests in STACK, (6) 40% of the limited liability company interests in Bayou Bridge and (7) an approximate 21.94% equity interest in Explorer; (iii) Sand Hills Holdco’s ownership of 33.335% of the limited liability company interests in Sand Hills; (iv) Southern Hills Holdco’s ownership of 33.335% of the limited liability company interests in Southern Hills; (v) Paradigm’s ownership of (1) all of the limited liability company interests in Paradigm Midstream Services - SC, LLC (“PMSSC”) and (2) 99% of the limited liability company interests in Sacagawea Pipeline, LLC (“Sacagawea”); (vi) ETCO Holdings’ ownership of 25% of the limited liability company interests in ETCO; and (vii) DAPL Holdings’ ownership of 25% of the limited liability company interests in Dakota Access, each of the General Partner, the Partnership, Sand Hills Holdco, Southern Hills Holdco, Paradigm, ETCO Holdings and DAPL Holdings does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity except as set forth in an amendment to the Registration Statement and Prospectus after the Execution Time.

(r)                No Violation or Default. No PSXP Party is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such PSXP Party is a party or by which such PSXP Party is bound or to which any of the property of any PSXP Party is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such PSXP Party or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the PSXP Parties to consummate the transactions contemplated by this Agreement.

(s)                No Conflicts. The execution, delivery and performance by any Partnership Party of this Agreement, as applicable, the issuance and sale of the Units, the consummation by the Partnership Parties of the transactions contemplated hereby, and the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of any PSXP Party pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any PSXP Party is a party or by which any PSXP Party is bound or to which any of the property of any PSXP Party is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any PSXP Party or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such PSXP Party or any of its properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement.

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(t)                 No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the issuance and sale of the Units and the consummation by the Partnership Parties of the transactions contemplated hereby, except for (i) the registration of the Units under the Act and the Exchange Act, (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) under applicable state securities laws in connection with the purchase and distribution of the Units by the Managers, (iv) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the Execution Date, as applicable, will be obtained, (v) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement, (vi) any listing applications and related consents or any notices required by the New York Stock Exchange (the “NYSE”) in the ordinary course of the offering of the Units, (vii) filings with the Commission pursuant to Rule 424(b) under the Act or (viii) filings with the Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Units under the Act or the Exchange Act.

(u)               Conduct of Business. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Prospectus, none of the PSXP Parties has (i) incurred any liability or obligations, indirect, direct or contingent (including any volumetric production payments), that are material to the PSXP Parties, taken as a whole, other than liabilities and obligations incurred in the ordinary course of business or (ii) entered into any transaction that is not in the ordinary course of business that is material to the PSXP Parties, taken as a whole.

(v)               No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus: (i) there has not been any material adverse change in the capitalization of the PSXP Parties, any material change in the short-term debt or long-term debt of the PSXP Parties, or any dividend or distribution of any kind declared, set aside for payment, paid or made by any PSXP Party on any class of equity securities other than regular quarterly distributions declared and paid by the Partnership and dividends and distributions by PSXP Parties to other PSXP Parties, or any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial position or results of operations or prospects of the PSXP Parties, taken as a whole; (ii) no PSXP Party has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the PSXP Parties, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the PSXP Parties, taken as a whole; and (iii) no PSXP Party has sustained any loss or interference with its business that is material to the PSXP Parties, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each of clauses (i) through (iii), as otherwise disclosed in or incorporated by reference in the Registration Statement and the Prospectus.

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(w)             Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Partnership Parties, threatened to which any PSXP Party is or may be a party or to which any property of any PSXP Party is or may be the subject that, individually or in the aggregate, if determined adversely to a PSXP Party, would reasonably be expected to have a Material Adverse Effect.

(x)               Financial Statements. The historical financial statements (including the related notes thereto) of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act and present fairly in all material respects the financial position of each such entity as of the dates indicated and the results of each such entity’s operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the selected historical financial data included under the caption “Selected Financial Data” included or incorporated by reference in the Registration Statement and the Prospectus are fairly presented in all material respects and prepared on a basis consistent with the audited historical financial statements from which they have been derived, except as described therein; the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus, if required, have been prepared in accordance with the applicable requirements of Regulation S-X under the Act and the Exchange Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included as required; the PSXP Parties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in or incorporated by reference in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained in or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

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(y)               Independent Accountants. (i) Ernst & Young LLP, which has audited certain financial statements of the Partnership, is an independent registered public accounting firm with respect to each entity it has audited within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Act, (ii) to the Partnership Parties’ knowledge, Deloitte & Touche LLP, which has audited certain financial statements of each of Sand Hills and Southern Hills was an independent auditing firm with respect to such applicable entities at the time of such audit, and has performed such audits in accordance with the standards of the PCAOB and (iii) to the Partnership Parties’ knowledge, Grant Thornton LLP, which has audited certain financial statements of DAPL was an independent auditing firm with respect to such applicable entities at the time of such audit, and has performed such audits in accordance with the standards of the PCAOB.

(z)               Title to Real and Personal Property. Except as described in the Registration Statement and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect: the PSXP Parties have indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Prospectus as being owned by any of them, free and clear of all Liens, other than as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus; and all the property described in the Registration Statement and the Prospectus as being held under lease by the PSXP Parties are held thereby under valid, subsisting and enforceable leases, except to the extent the failure to so hold does not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus.

(aa)            Easements and Rights-of-Way. The PSXP Parties have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement and the Prospectus, except for (i) qualifications, reservations and encumbrances that do not have, individually or in the aggregate, a Material Adverse Effect, and (ii) such rights-of-way that do not have, individually or in the aggregate, a Material Adverse Effect; the PSXP Parties have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in or incorporated by reference in the Registration Statement and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the PSXP Parties, taken as a whole.

(bb)           Title to Intellectual Property. Each of the PSXP Parties owns or possesses adequate rights to use or receive the benefit of all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as conducted or proposed to be conducted by the Registration Statement and the Prospectus, except to the extent that the failure to own or possess such rights does not have a Material Adverse Effect. The PSXP Parties have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

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(cc)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any PSXP Party, on the one hand, and the directors, officers, equity holders, customers or suppliers of any PSXP Party, on the other, that is required by the Act to be described in or incorporated by reference in the Registration Statement and the Prospectus and that is not so described in such documents.

(dd)           Absence of Loans. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any of the Partnership Parties to or for the benefit of any of the officers or directors of any of the Partnership Parties or their respective family members, except as described in or incorporated by reference in the Prospectus. Since the date the Registration Statement was initially filed with the Commission, none of the Partnership Parties have directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or from any director or executive officer of the Partnership Parties, except as described in or incorporated by reference in the Prospectus.

(ee)            Investment Company Act. None of the PSXP Parties is now or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(ff)              Taxes. The PSXP Parties have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for (i) the payment of any taxes (A) that are being contested in good faith and for which adequate reserves have been provided or (B) which if not paid, would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the filing of any tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against any PSXP Party or any of their respective properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(gg)           Licenses and Permits. The PSXP Parties possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in or incorporated by reference in the Registration Statement and the Prospectus, except where the failure to so possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, none of the PSXP Parties has received notice of any revocation or modification of any such license, certificate, permit or authorization or has reasonable basis to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

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(hh)           No Labor Disputes. No labor disturbance by or dispute with employees of any of the PSXP Parties exists or, to the knowledge of the Partnership Parties, is contemplated or threatened, and none of the Partnership Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(ii)              Compliance with and Liability under Environmental Laws. Except as described in or incorporated by reference in the Registration Statement and the Prospectus: (i) the PSXP Parties and their respective properties, assets and operations (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the PSXP Parties, except, in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in or incorporated by reference in the Registration Statement and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the PSXP Parties under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed, (b) the Partnership Parties are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (c)  none of the PSXP Parties currently expect to make material capital expenditures in order to comply with any Environmental Laws as currently in effect.

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(jj)              Hazardous Materials. Except as described in or incorporated by reference in the Registration Statement and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment or Release or threat of Release of Hazardous Materials by, relating to or caused by the PSXP Parties (or, to the knowledge of the Partnership Parties, any other entity (including any predecessor) for whose acts or omissions the PSXP Parties would reasonably be expected to be liable) at, on, under or from any property or facility that is, or was previously, owned, operated or leased by any PSXP Party, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of Section 2(ii) and this Section 2(jj) only, (a) “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law, and (b) “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(kk)           Periodic Review of Environmental Laws. In the ordinary course of their business, the PSXP Parties conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review conducted through the date hereof, the PSXP Parties have concluded that such associated costs and liabilities would not have, individually or in the aggregate, a Material Adverse Effect, except as described in, incorporated by reference in or contemplated in the Registration Statement and the Prospectus.

(ll)              Disclosure Controls. The Partnership maintains effective “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and that have been designed to ensure that information required to be disclosed by the Partnership in reports that it will file or submit under the Exchange Act will be recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the General Partner’s management as appropriate to allow timely decisions regarding required disclosure and the interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Partnership has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

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(mm)      Insurance. The PSXP Parties have, or are entitled to the benefit of, insurance (including self-insurance) covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the PSXP Parties and their respective businesses in a commercially reasonable manner; and no PSXP Party or any of P66 Company or Phillips PDI, to the extent such entity holds insurance for the benefit of any PSXP Party, has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(nn)           Internal Accounting Controls. The Partnership maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. The PSXP Parties’ internal accounting controls are effective and none of the Partnership Parties is aware of any material weaknesses in the accounting controls of the PSXP Parties.

(oo)           No Unlawful Payments. None of the PSXP Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any PSXP Party or P66 Company or Phillips PDI (to the extent acting on behalf of or providing services to any PSXP Party) has (i) used any PSXP Party funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from PSXP Party funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each PSXP Party has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all such applicable laws and regulations.

(pp)           Compliance with Anti-Money Laundering Laws. The operations of the PSXP Parties are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA Patriot Act, the applicable money laundering statutes of all jurisdictions where any PSXP Party conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the PSXP Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened; the Partnership Parties each acknowledge that, in accordance with the requirements of the USA Patriot Act, the Managers are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

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(qq)           No Conflicts with Sanctions Laws. None of the PSXP Parties nor any of their directors, officers or employees, nor, to the knowledge of any Partnership Party, any agent, affiliate or other person associated with or acting on behalf of any PSXP Party is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the PSXP Parties located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the PSXP Parties will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as sales agent, underwriter, advisor, investor or otherwise) of Sanctions. Since February 20, 2013, none of the PSXP Parties have knowingly engaged in or are now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(rr)              No Restrictions on Subsidiaries. No direct or indirect subsidiary of the Partnership is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions or dividends to the Partnership, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except under the Credit Agreement, dated as of June 7, 2013, among the Partnership, Holdings, JPMorgan Chase Bank, N.A., as administrative agent, The Royal Bank of Scotland PLC and DNB Bank ASA, New York Branch, as co-syndication agents, Mizuho Corporate Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and PNC Bank, National Association, as co-documentation agents, and each of RBS Securities Inc., DNB Markets, Inc., Mizuho Corporate Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and PNC Capital Markets LLC, as joint lead arrangers and book runners, and the other commercial lending institutions parties thereto, as amended on November 21, 2014 and October 3, 2016, or as described in, incorporated by reference in or contemplated by the Registration Statement and the Prospectus.

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(ss)             No Broker’s Fees. None of the PSXP Parties has incurred any liability, or is a party to any contract, agreement or understanding with any person (other than this Agreement), that would give rise to a valid claim against such PSXP Party or any Manager, for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(tt)              Similar Agreements. Except for (i) the letter agreement that may be entered into by and among the parties hereto (a “Letter Agreement”) and (ii) that certain Equity Distribution Agreement, dated as of June 6, 2016, by and among the Partnership, the General Partner and the managers signatory thereto, the Partnership Parties have not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to the At the Market Offering (as defined below) program established by this Agreement.

(uu)           Officers’ Certificates. Any certificate signed by any officer of any of the Partnership Parties and delivered to the Managers in connection with the offering of the Units contemplated hereby shall be deemed a representation and warranty by such Partnership Party to the Managers.

(vv)           No Registration Rights. No person has the right to require the Partnership to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Units.

(ww)       No Stabilization. The PSXP Parties and their respective directors, officers, affiliates and controlling persons have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(xx)           Statistical and Market Data. Nothing has come to the attention of the Partnership Parties that has caused the Partnership Parties to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(yy)           Sarbanes-Oxley Act. The Partnership has taken all necessary action to ensure that, upon the filing of the Registration Statement, the Partnership and, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, were, and as of each Representation Date were or will be, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

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(zz)            Status under the Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Partnership or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Units and at the date hereof, the Partnership is a well-known seasoned issuer as defined in Rule 405 under the Act. For purposes of each offering of the Units pursuant to the transactions under this Agreement that are not firm commitment underwritings, the Partnership is an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act. The Partnership has paid the registration fee for this offering pursuant to Rule 457 under the Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Execution Date.

(aaa)        Disclosure of Documents. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required.

(bbb)       Listing of the Units. The Common Units are listed on the NYSE and, at each Time of Sale, the Units will have been approved for listing on the NYSE, subject only to official notice of issuance.

(ccc)        Actively-Traded Securities. The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ddd)       Description of Securities. The Common Units, when issued and delivered in accordance with the terms of this Agreement, will conform, in all material respects, to the description thereof contained in the Registration Statement and the Prospectus.

SECTION 3: Sale and Delivery of Units. (a) On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through or to the Managers, as sales agents and/or principals, as and when it provides instructions, in its discretion, for the sale of Units, and each Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Partnership, the Units on the following terms.

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(i)                 The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be mutually agreed upon by the Partnership and the Managers on any trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), on which (A) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Schedule C hereto, as such Schedule C may be amended from time to time (the “Authorized Partnership Representatives”), has instructed any Manager by telephone (confirmed promptly by electronic mail, with a copy to each of the other Authorized Partnership Representatives at such time) to make such sales and (B) the Partnership has satisfied its obligations under Sections 4, 5 and 6 hereof. On a Trading Day that the Partnership wishes to sell Units, the Partnership may sell Units through only one Manager and, if it determines to do so, the Partnership will designate in a notice delivered by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i) the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement), any minimum price below which sales of Units may not be effected and any other limitations specified by the Partnership and mutually agreed by such Manager. On any Trading Day, the Partnership shall give at least one business day’s prior notice by telephone (confirmed promptly by electronic mail) to the Manager as to any change of the Manager through whom sales of Units as sales agent will be made. The Manager through whom sales of Units as sales agent are then being made pursuant to this Section 3(a) is referred to as the “Selling Manager”. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Partnership or the Partnership Parties or to a trustee or other person acquiring Units for the accounts of such persons in which any of the Managers are acting for the Partnership in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Managers may sell Units by any method permitted by law deemed to be an At the Market Offering, in block or negotiated transactions, or as otherwise agreed between the Partnership and the Selling Manager, including, without limitation, sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Partnership Parties and the performance by the Partnership of its covenants and other obligations contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the applicable Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated; provided, however, that the Managers shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that the Managers shall have no such obligation, in the event that an offer or sale of the Units on behalf of the Partnership may in the reasonable judgment of a Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes that it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “At the Market Offerings”).

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(ii)              Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Managers by telephone (confirmed promptly by electronic mail) not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or Managers may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Units for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(m), 4(n), 4(o) and 4(p) with respect to the delivery of certificates, opinions, or comfort letters to the Managers during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii)            Each of the Managers hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership pursuant to Section 3(a) of this Agreement, other than (A) by means of At the Market Offerings or (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be mutually agreed upon by the Partnership and such Manager.

(iv)             The compensation to each Manager, as an agent of the Partnership, for sales of the Units shall be at a mutually agreed rate, not to exceed 2% of the gross sales price of the Units sold pursuant to this Section 3(a). At each Manager’s election, such commission and any deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental or self-regulatory organization in respect of such sales shall either be (1) set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof or (2) deducted by the Manager from the gross sales price of the Units sold. The gross sales price of the Units sold less the applicable Manager’s commission, and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v)               The Selling Manager shall provide written confirmation to the Partnership (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE each day in which the Units are sold pursuant to this Section 3(a) setting forth (i) the number of Units sold on such day, (ii) the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and (iii) the compensation payable by the Partnership to such Selling Manager with respect to such sales.

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(vi)             Settlement for sales of the Units pursuant to this Section 3(a) will occur on the second Trading Day (or such other day as may, from time to time, become standard industry practice for settlement of such securities issuance or as agreed to by the Partnership and the Selling Manager) following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units in good deliverable form, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default upon its obligation to deliver the Units on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereof, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii)          At each Representation Date the Partnership Parties shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership Parties herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b)               If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) hereof, it will notify a Manager of the proposed terms of such issuance and sale (each, a “Placement”). If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Partnership Parties and such Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c)               Under no circumstances shall the aggregate gross sales proceeds of the Units sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Units sold pursuant to this Agreement exceed the amount of Units authorized to be issued and sold from time to time under this Agreement by the board of directors of the general partner of the Partnership, or a duly authorized committee thereof, and notified to the Managers in writing. The Managers shall have no responsibility for maintaining records with respect to Units available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Units duly authorized by the Partnership.

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(d)               Each sale of the Units through or to any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The applicable Manager’s commitment, if any, to purchase Units from the Partnership as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Partnership Parties, and performance by the Partnership of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Manager shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants pursuant to Section 4(m), (n), (o) and (p), respectively, hereof.

(e)               Subject to the limitations set forth herein and as may be mutually agreed upon by the Partnership and the Managers, sales effected pursuant to this Agreement may not be requested by the Partnership and shall not be made by any Manager (i) during the period beginning on the day after the last day of each fiscal quarter and prior to the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for such quarter (each, an “Earnings Announcement”), (ii) at any time from and including an Announcement Date through and including the later to occur of (A) the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, and (B) the applicable Bring-Down Delivery Date of the Partnership referenced in Section 4(m) below, or (iii) during any other period in which the Partnership is, or could be deemed to be, in possession of material non-public information.

(f)                Notwithstanding clause (ii) of Section 3(e) hereof, if the Partnership wishes to request the offer or sale of any Units by a Manager at any time during the period from and including an Announcement Date through and including 24 hours after the time that the Partnership files a Quarterly Report on Form 10–Q or an Annual Report on Form 10–K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, (i) unless the Partnership has previously filed a Current Report on Form 8-K pursuant to Item 2.02 (provided that the information included in such Form 8-K is deemed “filed” under the Exchange Act and not furnished), the Partnership shall prepare and deliver to such Manager (with a copy to counsel for the Managers) a Current Report on Form 8–K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8–K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) such Manager shall have received the officer’s certificate, opinions and letters of counsel and accountants’ letters specified in Sections 4(m), 4(n), 4(o) and 4(p) hereof, (iii) the Partnership shall afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(t) hereof prior to filing such Earnings 8–K and (iv) the Partnership shall file such Earnings 8–K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(f) shall not relieve any party to this Agreement from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10–Q or Annual Report on Form 10–K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 4(m), 4(n), 4(o) and 4(p) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clauses (i) and (iii) of Section 3(e) hereof, which shall have independent application.

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(g)               The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Units, (ii) no Manager will incur liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement except as otherwise specifically agreed by such Manager and the Partnership pursuant to a Terms Agreement.

SECTION 4: Covenants of the Partnership Parties. The Partnership Parties agree with the Managers:

(a)               During the period in which a prospectus relating to the Units is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Managers promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed; to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offer of the Units by the Managers; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act.

(b)               To promptly advise the Managers, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Managers and counsel for the Managers copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Units)) to which the Managers shall have reasonably objected in writing.

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(c)               To make available to the Managers, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Managers, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Partnership shall have made any amendments or supplements thereto) as the Managers may reasonably request; in case the Managers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)               Subject to Section 4(b) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Units is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units.

(e)               To promptly notify the Managers of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, to prepare and furnish, at the Partnership’s expense, to each Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as such Manager may reasonably request.

(f)                To furnish such information as may be required and otherwise cooperate in qualifying the Units for offer and sale under the securities laws of such jurisdictions as the Managers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise the Managers of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

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(g)               To make generally available to the Partnership’s security holders, and to deliver to the Managers, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission thereunder) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(h)               To apply the net proceeds from the sale of the Units pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(i)                 At any time that the Partnership has instructed any Manager to sell Units pursuant to Section 3(a)(i) hereof but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units or permit the registration under the Act of any Common Units, in each case without giving such Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through any Manager pursuant to this Agreement or any Terms Agreement; (ii) issue Common Units pursuant to benefit plans for employees and directors, qualified unit option plans or other employee compensation plans existing on the date hereof; (iii) issue GP Units to maintain the General Partner’s 2% general partner interest in the Partnership; (iv) issue Common Units, not to exceed 5%, in the aggregate, of the total number of Common Units then issued and outstanding, in connection with any acquisition; or (v) issue Common Units or GP Units to Phillips 66 or any of its subsidiaries, provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(i). In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(i), the Managers may suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by the Managers. The Partnership Parties agree that any offer to sell, any solicitation of an offer to buy, or any sale of Units under this Agreement shall be effected by or through only one Manager or sales agent on any single given day, and the Partnership shall in no event request that more than one of the Managers or sales agent sell Units on the same day.

(j)                 The Partnership Parties will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of Common Units to facilitate the sale or resale of the Units.

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(k)               To cause the Units to be listed on the NYSE.

(l)                 To advise the Managers, promptly after it shall have received notice or obtained knowledge, of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Managers pursuant to Section 6 hereof.

(m)             Upon commencement of the offering of the Units under this Agreement (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to subclause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Units), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (the date of commencement of the offering of the Units under this Agreement and each date referred to in subclauses (i) and (ii) above, are collectively referred to as a “Bring-Down Delivery Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered on the Bring-Down Delivery Date, in form satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 6(g) of this Agreement which was last furnished to the Managers are true and correct as of such Bring-Down Delivery Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(g), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a prospectus relating to the Units is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and (y) the Managers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including an Earnings 8-K or any other Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that the obligation of the Partnership Parties under this subsection (m) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

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(n)               To furnish or cause to be furnished forthwith to the Managers (i) at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a written opinion and negative assurance letter of Latham & Watkins LLP, counsel to the Partnership or other counsel reasonably satisfactory to the Managers (“Partnership Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion, (ii) at or promptly after each Bring-Down Delivery Date triggered by the filing of the Partnership’s Annual Report on Form 10-K (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a written opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Partnership (“Delaware Counsel”), or other counsel reasonably satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) hereof, but, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and (iii) at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), a written opinion of the General Counsel or Deputy General Counsel of the General Partner (“In-House Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(e) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinions for subsequent Bring-Down Delivery Dates, Partnership Counsel, Delaware Counsel and In-House Counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further that the obligation of the Partnership Parties under this subsection (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o)               At or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), Cravath, Swaine & Moore LLP, counsel to the Managers, shall deliver a written opinion and negative assurance letter, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Managers; provided, however, that in lieu of such opinion for subsequent Bring-Down Delivery Dates, Cravath, Swaine & Moore LLP may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further that the obligation under this subsection (o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

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(p)               Upon commencement of the offering of the Units under this Agreement (and upon recommencement of the offering of the Units under this Agreement following a Suspension Period), and promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Partnership shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, and (iii) at any Manager’s reasonable request and upon reasonable advance notice to the Partnership, promptly after each date that there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information of the type required by Item 9 of Form 8-K (provided that the Partnership shall first notify and provide a copy of the applicable document to the Managers three Business Days before filing such document with the Commission), to cause each independent accountant that performs an audit or review, as applicable, on such financial statements that are incorporated by reference into the Prospectus (the “Accountants”) or other independent accountants reasonably satisfactory to the Managers, forthwith to furnish to the Managers a letter (“Comfort Letter”), which Comfort Letter shall be dated (a) the date of the commencement of the offering or (b) within 3 Trading Days of the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such Comfort Letter; provided that the obligation of the Partnership Parties under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(q)               That the Partnership acknowledges that each of the Managers may trade in Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement; provided, that such activity of the Managers is conducted in compliance with Regulation M under the Exchange Act.

(r)                If, to the knowledge of the Partnership, any condition set forth in Section 6(a) or 6(j) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(s)                That the Partnership shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid to the Managers by the Partnership with respect to sales of the Units pursuant to this Agreement during the period covered by the report.

(t)                 At each Bring-Down Delivery Date and as otherwise reasonably requested by the Managers or counsel for the Managers, to cooperate with any due diligence review, fully and in a timely manner, in connection with offers and sales of Units pursuant to this Agreement, including, without limitation, by providing such information and documents as reasonably requested by the Managers or counsel for the Managers and by conducting a due diligence session, in form and substance, satisfactory to the Managers, which shall include representatives of the management and the accountants of the Partnership.

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(u)               To ensure that prior to instructing any Manager to sell Units, the Partnership shall have obtained all necessary limited partnership or limited liability company authority, as the case may be, for the offer and sale of such Units.

(v)               If the Partnership has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify each Manager and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(w)             If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Units remain unsold hereunder, the Partnership will, prior to such third anniversary, file a new prospectus supplement (the “New Prospectus Supplement”) relating to the Units to its subsequent registration statement on Form S-3 (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Units to continue as contemplated in the expired registration statement relating to such Units and this Agreement. Upon filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement.

SECTION 5: Payment of Expenses.

(a)               Except as otherwise agreed in writing among the Partnership and the Managers, the Partnership Parties agree with the Managers, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all expenses incident to the performance of their obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each such document to the Managers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Managers, (v) the listing of the Units on the NYSE, (vi) any filing for review of the public offering of the Units by FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters and (vii) the reasonable fees and disbursements of the Partnership’s counsel and of the Partnership’s accountants.

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(b)               Each Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, however, that the Partnership will reimburse the reasonable, documented, out-of-pocket fees and disbursements of counsel for the Managers (which shall be one outside counsel for all Managers unless otherwise agreed by the Partnership) in connection with this Agreement and the transactions contemplated hereby.

SECTION 6: Conditions of the Managers’ Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties of the Partnership Parties as of each Representation Date, (ii) the performance by the Partnership Parties of their obligations hereunder and (iii) the following additional conditions precedent.

(a)               (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offer or sale in any jurisdiction, or to the knowledge of the Partnership Parties or any Manager of the initiation or threatening in writing of any proceedings for any of such purposes or pursuant to Section 8A of the Act, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Permitted Free Writing Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)               Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect, in the reasonable judgment of the Managers.

(c)               On every date specified in Section 4(n) hereof, the Managers shall have received an opinion and negative assurance letter of Partnership Counsel, in form satisfactory to the Managers, with respect to the matters set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto, dated as of such date.

(d)               On every date specified in Section 4(n) hereof, the Managers shall have received an opinion of Delaware Counsel, in form satisfactory to the Managers, with respect to the matters set forth in Exhibit B hereto, dated as of such date.

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(e)               On every date specified in Section 4(n) hereof, the Managers shall have received an opinion of In-House Counsel, in form satisfactory to the Managers, with respect to the matters set forth in Exhibit C hereto, dated as of such date.

(f)                On every date specified in Section 4(p) hereof, the Managers shall have received from the Accountants, in form and substance satisfactory to the Managers, a Comfort Letter, dated as of such date.

(g)               On every date specified in Section 4(m) hereof, the Managers shall have received a certificate to the effect that (i) the representations and warranties of the Partnership Parties as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date, (ii) the Partnership Parties have performed their obligations under this Agreement that it is required to perform on or prior to such Bring-Down Delivery Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Units have been duly and validly authorized by the Partnership Parties, that all limited partnership and limited liability company action, as the case may be, required to be taken for the issuance and sale of the Units has been validly and sufficiently taken, and that the General Partner’s board of directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or limited partnership and limited liability company action.

(h)               On every date specified in Section 4(o) hereof, the Managers shall have received an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel to the Managers, in form and substance satisfactory to the Managers, dated as of such date.

(i)                 All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j)                 The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(k)               Prior to the sale of any Units, the Common Units shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

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SECTION 7: Indemnification and Contribution.

(a)               The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless each Manager, its partners, employees, agents, members, directors and officers, any person who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager that has, or is alleged to have, participated in the distribution of Units, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which such Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, it being understood and agreed that the only such information furnished consists of the information described in subsection (b) below, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Act) of the Partnership, in any road show as defined under Rule 433(h) under the Act (a “road show”) or in any Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished consists of the information described in subsection (b) below.

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If any action, suit or proceeding (together, a “Proceeding”) is brought against any Manager or any such person in respect of which indemnity may be sought against the Partnership Parties pursuant to the foregoing paragraph, such Manager or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Partnership Parties shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Partnership Parties shall not relieve the Partnership Parties from any liability which the Partnership Parties may have to such Manager or any such person or otherwise except to the extent the Partnership was materially prejudiced by such omission (through the forfeiture of substantive rights or defenses). The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Partnership Parties in connection with the defense of such Proceeding or the Partnership Parties shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Partnership Parties (in which case the Partnership Parties shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Partnership Parties, and paid as incurred (it being understood, however, that the Partnership Parties shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Partnership Parties shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Partnership Parties, the Partnership Parties agree to indemnify and hold harmless the relevant Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Partnership to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Partnership Parties agree that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Partnership Parties of the aforesaid request, (ii) the Partnership Parties shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Partnership Parties shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

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(b)               Each Manager, severally and not jointly, agrees to indemnify and hold harmless each of the Partnership Parties, their respective partners, employees, agents, members, directors and each officer that signed the Registration Statement, each person, if any, who controls any Partnership Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Partnership or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager furnished in writing by or on behalf of such Manager to the Partnership or General Partner expressly for use with reference to such Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager furnished in writing by or on behalf of such Manager to the Partnership or General Partner expressly for use with reference to such Manager in the Prospectus, in any road show or in any Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, in each case, it being understood and agreed upon that the only such information furnished by or on behalf of any Manager consists of the following information in the Prospectus furnished on behalf of each Manager: (i) the last sentence in the second paragraph under “Plan of Distribution” and (ii) the information in the Prospectus furnished on behalf of the Managers under “Plan of Distribution—Other Relationships.”

If any Proceeding is brought against any of the Partnership Parties or any such person in respect of which indemnity may be sought against any Manager pursuant to the foregoing paragraph, such Partnership Party or such person shall promptly notify such Manager in writing of the institution of such Proceeding and such Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Manager shall not relieve such Manager from any liability which such Manager may have to the Partnership Party or any such person or otherwise. The Partnership Party or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Partnership Party or such person unless the employment of such counsel shall have been authorized in writing by the relevant Manager in connection with the defense of such Proceeding or such Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such Manager (in which case such Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Manager), in any of which events such fees and expenses shall be borne by such Manager and paid as incurred (it being understood, however, that such Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The relevant Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of such Manager but, if settled with the written consent of such Manager or if there be a final judgment for the plaintiff, such Manager agrees to indemnify and hold harmless the Partnership Parties and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the relevant Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Manager of the aforesaid request, (ii) such Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given such Manager at least 30 days’ prior notice of its intention to settle. The relevant Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

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(c)               If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the relevant Manager, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and of such Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of commissions paid hereunder but before deducting expenses) received by the Partnership Parties, and the total commissions received by such Manager hereunder, bear to the aggregate public offering price of the Units. The relative fault of the Partnership Parties, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by such Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)               The Partnership Parties and each Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(e)               The Partnership Parties and each Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of the Partnership Parties’ officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8: Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Partnership Parties contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, its partners, employees, agents, members, directors or officers or any person (including each partner, officer or director of such person) who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act or any “affiliate” (within the meaning of Rule 405 under the Act) of such Manager, or by or on behalf of the Partnership Parties, their directors or officers or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

SECTION 9: Termination.

(a)               The Partnership Parties shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership Parties, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding such termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof and the terms of any Letter Agreement shall remain in full force and effect notwithstanding such termination.

(b)               Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the Managers that have not so terminated their obligations. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 17 and 19 hereof shall remain in full force and effect notwithstanding such termination.

(c)               This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof shall remain in full force and effect.

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(d)               Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by each Manager or the Partnership Parties, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e)               Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through any Manager on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 17 and 19 shall remain in full force and effect.

SECTION 10: Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Managers, shall be sufficient in all respects if delivered or sent to RBC Capital Markets, LLC, Attention: Equity Syndicate Manager, 200 Vesey Street, 8th Floor, New York, New York 10281, Fax No.: (212) 428-6260; Barclays Capital Inc., Attention: Syndicate Registration, 745 Seventh Avenue, New York, New York 10019, Fax No.: (646) 834-8133; BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Equity Syndicate Desk, with a copy to dl.nyk_elo@us.bnpparibas.com; BTIG, LLC, 825 3rd Avenue, 6th Floor, New York, New York 10022, Attention: Equity Capital Markets, with a copy to BTIGUSATMTrading@btig.com; Citigroup Global Markets Inc. Attention: General Counsel, 388 Greenwich Street, New York, New York 10013, Fax No.: (646) 291-1469; Credit Suisse Securities (USA) LLC, Attention: LCD-IBD, Eleven Madison Avenue, New York, New York 10010-3629; Deutsche Bank Securities Inc., Attention: Equity Capital Markets – Syndicate Desk, 60 Wall Street, 4th Floor, New York, New York 10005, Fax No.: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel; Goldman Sachs & Co. LLC 200 West Street, New York, New York 10282-2198, Attention: Registration Department; HSBC Securities (USA) Inc., 452 5th Avenue, 3rd Floor, New York, NY 10018, Attention: Jeffrey Nicklas; Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel (facsimile number: (646) 619-4437); J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Adam Rosenbluth, Special Equity Desk; Merrill Lynch; Pierce, Fenner & Smith Incorporated, Attention: Thomas Opladen, Jr., One Bryant Park, New York, New York 10036, Fax No.: (415) 835-2514; Mizuho Securities USA LLC, Attention: Equity Capital Markets Desk, 320 Park Avenue, Floor 12, New York, New York 10022, Telephone No.: (212) 205-7600, with a copy to the Office of the General Counsel at LegalNotices@us.mizuho-sc.com; MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Capital Markets Group, Fax: (646) 434-3455; Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, Attention: Equity Capital Markets, Fax: (212) 225-6550, with a copy to the Chief Legal Officer, U.S. at US.Legal@scotiabank.com; SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor, New York, New York 10172, Attention: Equity Capital Markets; SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Syndicate (facsimile number: (404) 926-5964); TD Securities (USA) LLC, 31 W. 52nd Street, 19th Floor, New York, NY 10019, Attn: Equity Capital Markets; Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, fax no. (212) 214-5918 and The Williams Capital Group, L.P., 650 Fifth Avenue, 9th Floor, New York, NY 10019, Attention: Equity Capital Markets (Fax No. (212) 830-4561) and, if sent to the Partnership, shall be delivered or sent to Phillips 66 Partners LP, P.O. Box 4428, Houston, Texas 77210, Attention: Julie P. Pradel (facsimile: (832) 765-9870). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

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SECTION 11: Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Partnership Parties and the Managers and, to the extent provided in Section 7 hereof, the controlling persons, partners, employees, agents, members, directors and officers, or affiliates referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from any Manager) shall acquire or have any right under or by virtue of this Agreement. This Agreement shall each inure to the benefit of and be binding upon BofAML Securities, Inc. as an assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated, without prior written consent of any party.

SECTION 12: No Fiduciary Relationship. The Partnership Parties hereby acknowledge that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Units. The Partnership Parties further acknowledge that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership Parties, the management, unitholders or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership Parties hereby confirm their understanding and agreement to that effect. The Partnership Parties and each Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by such Manager to the Partnership Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13: Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Partnership shall consult with the Managers prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or NYSE rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. Notwithstanding the foregoing, no such approval or consultation shall be required with respect to any disclosure made pursuant to Section 4(s).

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SECTION 14: Adjustments for Splits. The parties acknowledge and agree that all unit-related numbers contained in this Agreement shall be adjusted to take into account any split effected with respect to the Units.

SECTION 15: Entire Agreement. This Agreement, together with any Letter Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16: Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17: Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18: Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19: Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and may be enforced in any other courts to the jurisdiction of which the Partnership Parties are or may be subject, by suit upon such judgment.

SECTION 20: Successors and Assigns. This Agreement shall be binding upon the Partnership Parties and each Manager and their respective successors and assigns and any successor or assign of any substantial portion of the Partnership Parties’ and such Manager’s respective businesses and/or assets.

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SECTION 21: Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

SECTION 22: Miscellaneous. Securities sold, offered or recommended by any Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by such Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by any Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of such Manager.

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If the foregoing correctly sets forth the understanding between the Partnership and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Partnership and the Managers. Alternatively, the execution of this Agreement by the Partnership and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

Phillips 66 Partners LP

By: Phillips 66 Partners GP LLC, its General Partner

By:	/s/ John D. Zuklic
	Name:	John D. Zuklic
	Title:	Vice President and Treasurer

Phillips 66 Partners GP LLC

By:	/s/ John D. Zuklic
	Name:	John D. Zuklic
	Title:	Vice President and Treasurer

ACCEPTED as of the date

first above written

RBC CAPITAL MARKETS, LLC

By:	/s/ Andrew Horn
	Name:	Andrew Horn
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ George Erikson
	Name:	George Erikson
	Title:	Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Frederick Fiddle
	Name:	Frederick Fiddle
	Title:	Managing Director

BTIG, LLC

By:	/s/ Charles Mather
	Name:	Charles Mather
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Mark Hobbs
	Name:	Mark Hobbs
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ James Van Milder
	Name:	James Van Milder
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Geoffrey Paul
	Name:	Geoffrey Paul
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mark Schwartz
	Name:	Mark Schwartz
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Richard Cohn
	Name:	Richard Cohn
	Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Jeffrey Nicklas
	Name:	Jeffrey Nicklas
	Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam Rosenbluth
	Name:	Adam Rosenbluth
	Title:	Executive Director

JEFFERIES LLC

By:	/s/ Ashley Delp Walker
	Name:	Ashley Delp Walker
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ David Anders
	Name:	David Anders
	Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen Roney
	Name:	Stephen Roney
	Title:	Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Michael Gordon
	Name:	Michael Gordon
	Title:	Managing Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Josh Weismer
	Name:	Josh Weismer
	Title:	Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michael Walsh
	Name:	Michael Walsh
	Title:	Managing Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ John M.H. Williams, II
	Name:	John M.H. Williams, II
	Title:	Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Brad Limpert
	Name:	Brad Limpert
	Title:	Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

THE WILLIAMS CAPITAL GROUP, L.P.

By: The Williams Capital Group, Inc., its General Partner

By:	/s/ David Finkelstein
	Name:	David Finkelstein
	Title:	Assistant Vice President

Schedule A

Managers

RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019

BTIG, LLC
825 3rd Avenue, 6th Floor,
New York, New York 10022

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Jefferies LLC
520 Madison Avenue
New York, New York 10022

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, New York 10036

Mizuho Securities USA LLC
320 Park Avenue, Floor 12
New York, New York 10022

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Scotia Capital (USA) Inc.
250 Vesey Street
New York, New York 10281

SMBC Nikko Securities America, Inc.
277 Park Avenue, 5th floor
New York, New York 10172

SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, NE, 11th Floor
Atlanta, Georgia 30326

TD Securities (USA) LLC
31 W. 52nd Street, 2nd Floor
New York, New York 10019

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

The Williams Capital Group, L.P.

650 Fifth Avenue, 9th Floor

New York, NY 10019

Schedule B

Permitted Free Writing Prospectuses

None

Schedule C

Authorized Partnership Representatives

Jaime Bullon

Sam A. Farace

Kevin J. Mitchell

John D. Zuklic

Exhibit 3(a)(i)

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Phillips 66 Partners LP, a Delaware limited partnership (the “Partnership”), Phillips 66 Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), RBC Capital Markets, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., BTIG, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, Wells Fargo Securities, LLC and The Williams Capital Group, L.P. (each, a “Manager”, and collectively, the “Managers”) dated [●], 2018 (the “Agreement”), I hereby request on behalf of the Partnership that [●] sell up to [●] common units representing limited partnership interests in the Partnership (the “Units”) at a minimum market price of $[●] per Unit between [ ], 20[ ] and [ ], 20[ ]. [There shall be no limitation on the number of Units that may be sold on any one (1) day.][No more than [●] Units may be sold on any one (1) day.] [Other sales parameters]

Very truly yours,

By:
Name:	[________________]
Title:	[________________]

Exhibit A-1

Opinion of Partnership Counsel

[To be provided to the Managers]

Exhibit A-2

Negative Assurance by Partnership Counsel

[To be provided to the Managers]

Exhibit A-3

Tax Opinion of Partnership Counsel

[To be provided to the Managers]

Exhibit B

Opinion of Delaware Counsel

[To be provided to the Managers]

Exhibit C

Opinion of In-House Counsel

[To be provided to the Managers]